                                                                   EXHIBIT 99.j1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement  on Form N-1A of our  reports  dated  May 12,  2005,  relating  to the financial statements and financial highlights which appear in the March 31, 2005
Annual  Reports to  Shareholders  of the Prime Money Market Fund,  Premium Money
Market  Fund,  High-Yield  Fund  and  Diversified  Bond  Fund,  which  are  also incorporated by reference into the  Registration  Statement.  We also consent to the  references to us under the headings  "Financial  Highlights",  "Independent
Registered   Public   Accounting  Firm"  and  "Financial   Statements"  in  such
Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Kansas City, Missouri
July 25, 2005